EXHIBIT 10.56

AMENDMENT NO. 2 AND CONSENT
TO REVOLVING CREDIT AGREEMENT

         This AMENDMENT NO. 2 AND CONSENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”) dated as of October 21, 2002, is by and among U.S. XPRESS ENTERPRISES, INC., a Nevada corporation, U.S. XPRESS, INC., a Nevada corporation, CSI/CROWN, INC., a Georgia corporation, and U.S. XPRESS LEASING, INC., a Tennessee corporation (each a “Borrower” and collectively, the “Borrowers”), and FLEET CAPITAL CORPORATION, a Rhode Island corporation and the other lending institutions listed on Schedule 1 to the Credit Agreement referred to below (collectively, the “Lenders”), and FLEET CAPITAL CORPORATION, as administrative agent for itself and such other lending institutions (in such capacity, the “Administrative Agent”), with FLEET SECURITIES, INC., as arranger, and LASALLE BANK NATIONAL ASSOCIATION, as syndication agent.

         WHEREAS, the Borrowers, the Lenders and the Administrative Agent are parties to a Revolving Credit Agreement, dated as of March 29, 2002 (as amended and in effect from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed, upon certain terms and conditions, to make loans and otherwise extend credit to the Borrowers;

         WHEREAS, the Borrowers, Lenders and the Administrative Agent have agreed, on the terms and conditions set forth herein, to amend certain provisions of the Credit Agreement;

         WHEREAS, the Borrowers have requested that the Administrative Agent and Lenders consent, on the terms and conditions outlined on Annex A hereto, to the proposed acquisition of Roadmax, Inc. (the “Roadmax Acquisition”); and

         WHEREAS, capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

         §1.      Amendment to Section 4.1.1 of the Credit Agreement. Section 4.1.1 of the Credit Agreement is hereby amended by deleting the amount “$30,000,000” set forth therein and substituting in lieu thereof the amount “$37,000,000”.

         §2.      Consent. The Administrative Agent and the Lenders hereby consent to the Roadmax Acquisition on the terms and conditions described on Annex A hereto.

         §3.      Representations and Warranties. Each of the Borrowers hereby represents and warrants to the Lenders as follows:

3.1 Representation and Warranties in the Credit Agreement. The representations and warranties of each Borrower contained in the Credit Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof.

3.2 Ratification, Etc. Except as expressly amended hereby, the Credit Agreement is hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement shall, together with this Amendment, be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument shall hereafter refer to the Credit Agreement as amended hereby.

3.3 Authority, Etc. The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of all of its respective agreements and obligations under the Credit Agreement, as amended hereby, are within such Borrower’s corporate authority and have been duly authorized by all necessary corporate action on the part of such Borrower.

3.4 Enforceability. This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of each Borrower and are enforceable against each Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

         §4.      Execution in Counterparts. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

         §5.      Miscellaneous. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

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         IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

U.S. XPRESS ENTERPRISES, INC.
By:	/s/ RAY M. HARLIN

Name: Ray M. Harlin
Title: Executive Vice President of Finance, Chief Financial Officer and Assistant Secretary

U.S. XPRESS, INC.
By:	/s/ RAY M. HARLIN

Name: Ray M. Harlin
Title: Assistant Secretary

CSI/CROWN, INC.
By:	/s/ RAY M. HARLIN

Name: Ray M. Harlin
Title: Assistant Secretary

U.S. XPRESS LEASING, INC.
By:	/s/ RAY M. HARLIN

Name: Ray M. Harlin
Title: Assistant Secretary

FLEET CAPITAL CORPORATION, individually and as Administrative Agent
By:	/s/ Christopher Godfrey

Name: Christopher Godfrey
Title: Senior Vice President

FLEET NATIONAL BANK, as Issuing Bank
By:	/s/ Christopher Godfrey

Name: Christopher Godfrey
Title: Senior Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.
By:	/s/ Arthur R. Cordwell, Jr.

Name: Arthur R. Cordwell, Jr.
Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION
By:	/s/ Nick T. Weaver

Name: Nick T. Weaver
Title: First Vice President

Annex A

[Attach Letter Dated October 17, 2002 from Ray M. Harlin]

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